Exhibit 99.1

Apollo Group, Inc.
News Release
APOLLO GROUP, INC. REPORTS FISCAL 2008 FIRST QUARTER FINANCIAL
RESULTS
▪	Revenue increases 16.9% year-over-year

▪	Total Degreed Enrollment increases 11.4% year-over-year

▪	Apollo secures five-year $500 million unsecured revolving credit facility
Phoenix, Arizona, January 8, 2008 — Apollo Group, Inc. (Nasdaq: APOL) (“Apollo Group” or “the Company”) today reported unaudited financial results for the first quarter of fiscal 2008, which ended November 30, 2007.
Unaudited First Quarter of Fiscal 2008 Results of Operations
Net income for the three months ended November 30, 2007, was $139.9 million, or $0.83 per diluted share (169.3 million weighted average diluted shares outstanding), compared to $113.9 million, or $0.65 per diluted share (174.5 million weighted average diluted shares outstanding) for the three months ended November 30, 2006. Before giving effect to share-based compensation expense of $14.9 million in the first quarter of fiscal 2008 and to share-based compensation expense and special items of $12.1 million in the first quarter of fiscal 2007, earnings per diluted share were $0.88 in the first quarter of fiscal 2008, as compared to $0.69 in the first quarter of fiscal 2007. (See the reconciliation of Generally Accepted Accounting Principles (“GAAP”) financial information to non-GAAP financial information in the tables section of this press release.)
Consolidated revenues for the three months ended November 30, 2007, totaled $780.7 million, which represents a 16.9% increase over the first quarter of fiscal 2007. Total Degreed Enrollment grew by 11.4% year-over-year to 325,000. Revenues in the first quarter of fiscal 2008 also benefited from previously implemented selective tuition price increases based on geographic areas and programs.
Commenting on the quarter, Brian Mueller, President of Apollo Group, said, “We are pleased with our first quarter results as we achieved double-digit revenue and enrollment growth for the third consecutive quarter. Our investments in the business are proving very effective and we again improved operating efficiencies as compared to a year ago.”
Mr. Mueller continued, “At the end of October we closed our acquisition of Aptimus, and our marketing teams have been working tirelessly over the past couple of months to transition our online marketing activities in-house. We are pleased to report that the transition is going smoothly. Over the next several months and quarters, we will be implementing innovative marketing plans to more effectively communicate with prospective students and other constituents online.”

Mr. Mueller concluded, “The demographic and economic trends contributing to the rise of adult education over the past three decades continue, and the emerging global marketplace expands the opportunities even more. Apollo Global, our recently formed joint venture with the Carlyle Group, will enable us to leverage our significant academic and operational infrastructure related to higher education and we look forward to capitalizing on the opportunities that exist given the significant foreign demand for education. We are optimistic about the future for Apollo Group and the credit agreement announced today gives us further financial flexibility to execute on our strategy to generate long-term value for our shareholders.”
Instructional costs and services increased by $38.5 million to $333.3 million, a 13.1% increase, for the three months ended November 30, 2007, from the three months ended November 30, 2006. As a percentage of tuition and other revenue, net, instructional costs and services declined to 42.7% versus 44.1% in the prior year quarter, primarily as a result of decreases as a percentage of tuition and other revenue, net, in employee compensation and related expenses and classroom lease expenses and depreciation. This decrease was partially offset by increases as a percentage of tuition and other revenue, net, in bad debt expense and financial aid processing costs.
Bad debt expense as a percentage of tuition and other revenue, net, increased in the first quarter of fiscal 2008 versus the first quarter of fiscal 2007 primarily due to the continuing trend of changes in the Company’s enrollment mix to a higher percentage of associate’s degree students. When the Company is required to collect outstanding balances directly from its students, students enrolled in the associate’s degree programs generally have higher write-offs, based on the greater risk of default presented by the associate’s degree program’s demographics, versus students enrolled in other degree programs. Additionally, during the first quarter of fiscal 2008, the Company performed a review of the components of bad debt expense and identified certain items that should have been classified as discounts or refunds (reduction of tuition revenue) as opposed to bad debt expense. No reclassification was made for prior periods as the amounts were not material to prior period financial statements and had no effect on reported net income. Had the Company not changed the classification for these items in the first quarter of fiscal 2008, the amounts reported for tuition and other revenue, net, and bad debt expense would have been $5.1 million higher, and bad debt expense as a percentage of tuition and other revenue, net, would have been 4.78% versus 4.15%. For the first, second, third and fourth quarters of fiscal 2007, the Company’s reported bad debt expense as a percentage of tuition and other revenue, net, would have been lower by 59, 82, 65 and 87 basis points, respectively, as a result of this reclassification.
Selling and promotional expenses increased by $21.5 million to $176.9 million, a 13.8% increase, for the three months ended November 30, 2007, from the three months ended November 30, 2006. As a percentage of tuition and other revenue, net, selling and promotional expenses declined to 22.6% versus 23.3% in the prior year quarter, primarily as a result of a decrease as a percentage of tuition and other revenue, net, in Internet-based advertising costs, partially offset by an increase as a percentage of tuition and other revenue, net, in costs to support the Company’s national branding campaign. The Company’s reduced advertising costs as a percentage of tuition and other revenue, net, are being primarily driven by more efficient and productive spending to acquire higher quality Internet-based leads. As previously disclosed, the Company launched its national branding campaign in January 2007 and continues to invest to support its image.
General and administrative (“G&A”) expenses increased by $13.7 million to $51.3 million, a 36.4% increase, for the three months ended November 30, 2007, from the three months ended November 30, 2006. As a percentage of tuition and other revenue, net, G&A increased to 6.6% versus 5.6% in the prior year quarter. Before giving effect to special items primarily related to the stock option investigation and restatement costs of $2.0 million in first quarter of fiscal 2007, G&A expenses were $35.6 million for the three months ended November 30, 2006, or 5.3% of tuition and other revenue, net. The increase in G&A as a percentage of tuition and other revenue, net, for the first quarter of fiscal 2008 is primarily attributable to increases as a percentage of tuition and other revenue, net, in salary and related payroll costs due to higher employee headcount, share-based compensation expense and legal costs.

Financial and Operating Metrics
Apollo Group reported the following unaudited financial data and operating metrics for the first quarter of fiscal 2008:

Q1 2008
Revenues (in thousands)
Degree Seeking Gross Revenues (1)	$773,114
Less: Discounts and Refunds	(35,083)

Degree Seeking Net Revenues (1)	738,031
Single Course/ Continuing Ed Revenues (1)	5,038
Other (2)	37,605

$780,674

Revenue by Degree Type (in thousands) (1)
Associates	$218,642
Bachelors	360,324
Masters	179,414
Doctoral	14,734
Less: Discounts	(35,083)

$738,031

Degreed Enrollment (1) (3)
Associates	114,300
Bachelors	137,800
Masters	67,300
Doctoral	5,600

325,000

Degree Seeking Gross Revenues per Degreed Enrollment
Associates	$1,913
Bachelors	2,615
Masters	2,666
Doctoral	2,631
All degrees (after discounts)	2,271

New Degreed Enrollments (1) (4)
Associates	33,700
Bachelors	20,700
Masters	12,200
Doctoral	800

67,400

(1)	Represents information for UPX and Axia College only.

(2)	Represents revenues from IPD, CFP, WIU (excluding Axia college which is included in (1) ), Insight Schools and other.

(3)	Represents individual students enrolled in our degree seeking programs that attended a course during the quarter and did not graduate as of the end of the quarter (includes Axia students enrolled in WIU or UPX) (rounded to hundreds). Degreed Enrollments include any student who graduated from one degree program and started a new degree program (for example, a graduate of the associate’s degree program returns for a bachelor’s degree or a graduate of a bachelor’s degree program returns for a master’s degree), as well as students who have been out of attendance for greater than 12 months and return to a program.

(4)	Represents individual students enrolled in our degree seeking programs that attended a course at least once during the quarter but did not attend a course in the last 12 months (includes Axia students enrolled in WIU or UPX) (rounded to hundreds). New Degreed Enrollments include any student who graduated from one degree program and started a new degree program (for example, a graduate of the associate’s degree program returns for a bachelor’s degree or a graduate of a bachelor’s degree program returns for a master’s degree), as well as students who have been out of attendance for greater than 12 months and return to a program.

Unaudited Balance Sheet
As of November 30, 2007, the Company’s cash, cash equivalents, and marketable securities, excluding restricted cash, totaled $590.5 million as compared to $392.7 million as of August 31, 2007. At November 30, 2007, days sales outstanding (“DSO”) remained consistent with the prior year at 35 days and declined from 38 days at August 31, 2007. The decrease in DSO since August 31, 2007, is primarily due to a reduction in the percentage of current (less than 90 days old) receivables as a result of improvements in the Company’s front-end collection process. The reclassification of bad debt expense discussed above did not affect the Company’s DSO. Deferred revenue at November 30, 2007, decreased slightly to $160.0 million from $167.3 million at August 31, 2007, and increased from $132.0 million at November 30, 2006. The increase from the prior year quarter is principally due to increased revenue.
Credit Facility
Apollo Group announced today that it has entered into a syndicated five-year $500 million credit agreement. The agreement is an unsecured revolving credit facility that will be used for general corporate purposes including acquisitions and stock buybacks. The facility has an expansion feature for an aggregate principal amount of up to $250 million. The bank facility provides a multi-currency sub-limit facility for borrowings in certain specified foreign currencies up to $300 million.
Conference Call Information
The Company will hold a conference call to discuss these earnings results at 5:00 PM Eastern, 3:00 PM Phoenix time, today, Tuesday, January 8, 2008. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (international). The conference ID number is 27318003. A live webcast of this event may be accessed by visiting the Company’s website at: www.apollogrp.edu. A replay of the call will be available on the website or at (706) 645-9291 (conf. ID # 27318003 until January 18, 2008).
Annual Report Availability
Apollo Group filed its 2007 10-K with the Securities and Exchange Commission on October 29, 2007. The Company’s 2007 Annual Report, which includes the 10-K, has been posted on the Company’s website and is available at http://www.apollogrp.edu/Investor/AnnualReports.aspx. A paper copy of this document is available to shareholders upon request at no charge. To receive a hard copy of the 2007 Annual Report, please send an email to investor.relations@apollogrp.edu, or telephone the Company at 800-990-APOL.
About Apollo Group, Inc.
Apollo Group, Inc. has been an education provider for more than 30 years, providing academic access and opportunity to students through its University of Phoenix, Institute for Professional Development, College for Financial Planning, Western International University, Insight Schools and Apollo Global. It also owns Aptimus, a provider of innovative digital media solutions. The Company’s distinctive educational programs and services are provided at the high school, college and graduate levels at 256 locations in 40 states and the District of Columbia; Puerto Rico; Alberta and British Columbia, Canada; Mexico and the Netherlands, as well as online, throughout the world.

For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company website at: www.apollogrp.edu.
Forward-Looking Safe Harbor
Statements in this press release regarding Apollo Group’s business outlook, future financial and operating results, Degreed Enrollment and New Degreed Enrollment, and overall future prospects, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors. For a discussion of the various factors that may cause actual results to differ materially from those projected, please refer to the risk factors and other disclosures contained in Apollo Group’s previously filed Form 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission.
-Tables to Follow-

Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
	November 30,	August 31,
($ in thousands)	2007	2007
Assets:
Current assets
Cash and cash equivalents	$542,128	$339,319
Restricted cash	298,754	296,469
Marketable securities, current portion	30,324	31,278
Accounts receivable, net	187,551	190,912
Deferred tax assets, current portion	51,186	50,885
Other current assets	21,124	16,515

Total current assets	1,131,067	925,378
Property and equipment, net	376,102	364,207
Marketable securities, less current portion	18,017	22,084
Goodwill	66,671	29,633
Deferred tax assets, less current portion	89,016	80,077
Other assets	35,861	28,484

Total assets	$1,716,734	$1,449,863

Liabilities and Shareholders’ Equity:
Current liabilities
Accounts payable	$44,624	$80,729
Accrued liabilities	105,418	103,651
Current portion of long-term liabilities	21,057	21,093
Income taxes payable	66,416	43,351
Student deposits	329,862	328,008
Current portion of deferred revenue	159,724	167,003

Total current liabilities	727,101	743,835
Deferred revenue, less current portion	237	295
Long-term liabilities, less current portion	123,498	71,893

Total liabilities	850,836	816,023

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value	—	—
Apollo Group Class A nonvoting common stock, no par value	103	103
Apollo Group Class B voting common stock, no par value	1	1
Additional paid-in capital	—	—
Apollo Group Class A treasury stock, at cost	(1,370,036)	(1,461,368)
Retained earnings	2,237,492	2,096,385
Accumulated other comprehensive loss	(1,662)	(1,281)

Total shareholders’ equity	865,898	633,840

Total liabilities and shareholders’ equity	$1,716,734	$1,449,863

Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months
	Ended November 30,
(in thousands, except per share amounts)	2007	2006
Revenues:
Tuition and other, net	$780,674	$667,786

Costs and expenses:
Instructional costs and services	333,289	294,755
Selling and promotional	176,909	155,435
General and administrative	51,281	37,615

Total costs and expenses	561,479	487,805

Income from operations	219,195	179,981
Interest income and other, net	9,650	6,432

Income before income taxes	228,845	186,413
Provision for income taxes	88,980	72,539

Net income	$139,865	$113,874

Earnings per share:

Basic income per share	$0.84	$0.66

Diluted income per share	$0.83	$0.65

Basic weighted average shares outstanding	167,036	173,122

Diluted weighted average shares outstanding	169,289	174,521

Apollo Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	November 30,
($ in thousands)	2007	2006
Cash flows provided by (used in) operating activities:
Net income	$139,865	$113,874
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	14,924	10,146
Excess tax benefits from share-based compensation	(13,165)	(1,030)
Depreciation and amortization	18,113	17,191
Amortization of marketable securities discount and premium, net	21	56
Provision for uncollectible accounts receivable	32,385	23,114
Deferred income taxes	(2,665)	(11,521)
Changes in assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(26,760)	(46,044)
Other assets	(4,229)	(3,945)
Accounts payable and accrued liabilities	(29,657)	(11,680)
Income taxes payable	84,791	65,175
Student deposits	1,854	2,833
Deferred revenue	(7,368)	(4,297)
Other liabilities	(271)	(980)

Net cash provided by operating activities	207,838	152,892

Cash flows provided by (used in) investing activities:
Additions to property and equipment	(18,873)	(13,788)
Additions related to new headquarters	(5,241)	(11,397)
Acquisitions, net of cash acquired	(47,033)	(15,079)
Purchase of marketable securities including auction-rate securities	(396,660)	(356,275)
Maturities of marketable securities including auction-rate securities	401,660	371,261
Increase in restricted cash	(2,285)	(16,065)

Net cash used in investing activities	(68,432)	(41,343)

Cash flows provided by (used in) financing activities:
Issuance of Apollo Group Class A common stock	50,848	4,349
Excess tax benefits from share-based compensation	13,165	1,030

Net cash provided by financing activities	64,013	5,379

Effect of exchange rate gain (loss) on cash and cash equivalents	(610)	173

Net increase in cash and cash equivalents	202,809	117,101
Cash and cash equivalents, beginning of period	339,319	309,058

Cash and cash equivalents, end of period	$542,128	$426,159

Supplemental disclosure of non-cash investing and financing activities
Credits received for tenant improvements	$1,634	$458
Purchases of property and equipment included in accounts payable	$6,207	$4,608
Settlement of liability-classified awards through the issuance of treasury stock	$16,340	$—

Apollo Group, Inc. and Subsidiaries
Detailed Expense Tables
(Unaudited)
Instructional costs and services

			% of Revenues
	Three Months		Three Months
	Ended November 30,		Ended November 30,		% Change
($ in millions)	2007	2006	2007	2006	2007 vs. 2006
Employee compensation and related expenses	$113.8	$104.0	14.6%	15.6%	9.4%
Faculty compensation	65.7	57.5	8.4%	8.6%	14.3%
Classroom lease expenses and depreciation	52.0	51.0	6.7%	7.6%	2.0%
Other instructional costs and services	44.7	40.6	5.6%	6.0%	10.1%
Bad debt expense	32.4	23.1	4.2%	3.5%	40.3%
Financial aid processing costs	19.6	14.7	2.5%	2.2%	33.3%
Share-based compensation	5.1	3.9	0.7%	0.6%	30.8%

Instructional costs and services	$333.3	$294.8	42.7%	44.1%	13.1%

Selling and promotional expenses

			% of Revenues
	Three Months		Three Months
	Ended November 30,		Ended November 30,		% Change
($ in millions)	2007	2006	2007	2006	2007 vs. 2006
Enrollment counselors’ compensation and related expenses	$89.0	$75.7	11.4%	11.3%	17.6%
Advertising	71.1	65.3	9.1%	9.8%	8.9%
Other selling and promotional expenses	16.1	13.3	2.0%	2.0%	21.1%
Share-based compensation	0.7	1.1	0.1%	0.2%	-36.4%

Selling and promotional expenses	$176.9	$155.4	22.6%	23.3%	13.8%

General and administrative expenses

			% of Revenues
	Three Months		Three Months
	Ended November 30,		Ended November 30,		% Change
($ in millions)	2007	2006	2007	2006	2007 vs. 2006
Employee compensation and related expenses	$19.9	$15.3	2.5%	2.3%	30.1%
Share-based compensation	9.1	5.2	1.2%	0.8%	75.0%
Legal, audit, and corporate insurance	5.7	2.9	0.7%	0.4%	96.6%
Administrative space and depreciation	5.9	5.1	0.8%	0.8%	15.7%
Other general and administrative expenses	10.7	9.1	1.4%	1.3%	17.6%

General and administrative expenses	$51.3	$37.6	6.6%	5.6%	36.4%

     The following special items are included in general and administrative expenses:

	Three Months
	Ended November 30,
($ in millions)	2007	2006	Line item included in above

Stock option investigation/ financial statement restatement	$—	$2.0	Other general and administrative expenses

Subtotal	$—	$2.0

Reconciliation of GAAP financial information to non-GAAP financial information

	Three Months Ended
	November 30,
(in millions, except per share amounts)	2007	2006
Net income as reported	$139.9	$113.9

Reconciling items:
Share-based compensation	14.9	10.1
Special items	—	2.0	(1)

	14.9	12.1
Less: tax effects	(5.8)	(4.8)

	9.1	7.3

Net income adjusted to exclude share-based compensation expense and special items	$149.0	$121.2

Diluted weighted average shares outstanding	169.3	174.5

Diluted income per share adjusted to exclude share-based compensation expense and special items	$0.88	$0.69

(1)	The $2.0 million charge for the three months ended November 30, 2006 represents costs related to the stock option investigation and restatement.
Investor Relations Contacts:
Allyson Pooley ~ (312) 660-2025 ~ allyson.pooley@apollogrp.edu / Janess Pasinski ~ (480)
557-1719 ~ janess.pasinski@apollogrp.edu
Media Contact:
Ayla Dickey ~ (480) 557-2952 ~ ayla.dickey@apollogrp.edu